UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
  SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 11, 2016

  CUMMINS INC.
 (Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
 (Principal Executive Office)  (Zip Code)

Registrant’s telephone number, including area code:  (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 11, 2016, the Board of Directors (the “Board”) of Cummins Inc. (the “Company”) approved an amendment to the majority voting provisions of the Company’s By-Laws, as amended and restated (the “By-Laws”), to provide that the term of an incumbent director who receives more “against” votes than “for” votes in an uncontested election will automatically terminate at the shareholder meeting at which the votes were cast.  Previously, the By-Laws tracked the specific language of the applicable Indiana statute and provided that the term of such an incumbent director who did not receive a majority “for” vote would automatically terminate on the earlier of 90 days after the shareholder meeting or the date on which the Board selected a replacement director.

The amendment restated Section 1.7(b) of the By-Laws in its entirety to read as follows:

(b)            The election of Directors by the shareholders shall be determined as follows:

(i)            Majority Voting Standard. Each Director to be elected by shareholders shall be elected if a majority of the votes cast with respect to that Director’s election at any meeting for the election of Directors at which a quorum is present are cast in favor of such Director’s election.  For purposes of the preceding sentence, a majority of the votes cast shall mean the number of shares voted “for” a nominee’s election exceeds the number of votes cast “against” that nominee’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that nominee’s election).

(ii)            Contested Elections.  If the number of nominees for Director exceeds the number of Directors to be elected, (A) shareholders will not be permitted to vote “against” a nominee for Director and (B) Directors shall be elected by a plurality of the votes represented in person or by proxy and entitled to vote on such election of Directors.

(iii)            Effect of Failure to Receive Required Vote.  If an incumbent Director nominee fails to receive the required vote, the Director's term shall end at the meeting at which he or she failed to receive the required vote. If a Director’s term ends as described in the immediately preceding sentence, then the Board of Directors may fill the resulting vacancy as provided in Section 2.2 of these By-Laws, or may decrease the size of the Board of Directors pursuant to Section 2.1 of these By-Laws.

The amendment to the By-Laws became effective upon Board approval on October 11, 2016.  The amended and restated By-Laws reflecting the amendment are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.	Other Events.

On October 11, 2016, the Board approved amendments to the Company’s By-Laws that, if approved by shareholders at the Company’s 2017 annual meeting of shareholders (the “2017 Annual Meeting”), will provide a right of proxy access to the Company’s shareholders (the “Proxy Access Amendments”).  This proposal is in response to the approval of approximately 97% of the votes cast at the Company’s 2016 annual meeting of shareholders (the “2016 Annual Meeting”) of the Board’s proposal setting forth a framework for a future proxy access By-Law.  Consistent with the proposal approved at the 2016 Annual Meeting, the Proxy Access Amendments will, if approved by shareholders at the 2017 Annual Meeting, include the following features:

•	Proxy access will be provided to a shareholder or a group of up to 20 shareholders owning at least 3% of the Company’s outstanding common stock continuously for at least three years.

•	Stock ownership will be determined under a standard requiring both (i) full voting and investment rights pertaining to the owned shares and (ii) full economic interest in (including the opportunity for profit and risk of loss on) such shares.

•	Borrowed or hedged shares will not count as owned shares; however, a shareholder will "own" shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. Recallable loaned shares will count as owned shares if they are recallable within a specified period.

•	Eligible shareholders will be permitted to nominate up to 25% of the Board (or up to at least 2 directors, if the Board consists of fewer than 8 directors).

•	Nominating shareholders will be able to provide a written statement for inclusion in the Company’s proxy materials, not to exceed 500 words, in support of the shareholders' nominee's candidacy; provided, however, that the Company may decline to include any information in such statement it believes, in good faith, would be materially misleading or violate any applicable law or regulation.

•	Nominating shareholders will be required to satisfy certain informational and procedural requirements, including that (i) such shareholders will not have a purpose or intent to change or influence control of the Company and (ii) their nominees will not have entered into any agreements as to how they will vote on different matters.

•	Proxy access will not be available if the Company has received notice that the nominating shareholders intend to nominate and file their own proxy materials in support of other director nominees.

•	Shareholder director nominees will be required to meet the same qualifications as the Company’s director nominees, including independence requirements under the listing standards of the NYSE, any applicable rules of the SEC and any publicly disclosed standards used by the Board in determining independence. Individuals also could not serve as proxy access nominees to the extent their election will cause the Company to violate its charter documents or applicable regulations or if they are an officer or director of a competitor, the subject of a criminal proceeding or a "bad actor" under applicable SEC rules.

If shareholders approve the Proxy Access Amendments at the 2017 Annual Meeting, the Proxy Access Amendments will become effective immediately following the 2017 Annual Meeting.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(3.1)	By-laws, as amended and restated effective as of October 11, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2016

CUMMINS INC.
/s/ Marsha L. Hunt Marsha L. Hunt Vice President - Corporate Controller (Principal Accounting Officer)

CUMMINS INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(3.1)	By-laws, as amended and restated effective as of October 11, 2016.